Exhibit 10.5

LOAN MODIFICATION AGREEMENT AND

AMENDMENT TO LOAN DOCUMENTS

THIS LOAN MODIFICATION AGREEMENT AND AMENDMENT TO LOAN DOCUMENTS (this “Agreement”) is being entered into as of the 15th day of May, 2018, by and among CONSTRUCTION PARTNERS HOLDINGS, INC., a Delaware corporation, formerly known as Construction Partners, Inc. (“Holdings”); WIREGRASS CONSTRUCTION COMPANY, INC., an Alabama corporation (“Wiregrass Construction”); FRED SMITH CONSTRUCTION, INC., a North Carolina corporation (“Fred Smith Construction”); FSC II, LLC, a North Carolina limited liability company (“FSC”); C. W. ROBERTS CONTRACTING, INCORPORATED, a Florida corporation (“Roberts Contracting”); EVERETT DYKES GRASSING CO., INC., a Georgia corporation (“Everett Dykes” and together with Holdings, Wiregrass Construction, Fred Smith Construction, FSC and Roberts Contracting, “Original Borrowers”); THE SCRUGGS COMPANY, a Georgia corporation (“Scruggs Company” and together with the Original Borrowers, the “Borrowers”); CONSTRUCTION PARTNERS, INC., a Delaware corporation, formerly known as SunTx CPI Growth Company, Inc. (“Guarantor”); COMPASS BANK, a bank organized under the laws of the State of Alabama, as agent for the Lenders and as a Lender and Issuing Bank (“Agent”); and SERVISFIRST BANK, as a Lender (“ServisFirst”). Each of Agent and ServisFirst shall be referred to herein as a “Lender” and collectively, “Lenders”.

P R E A M B L E

Original Borrowers, together with certain other entities that hereafter may become borrowers or guarantors under the Credit Agreement, have entered into a Credit Agreement dated as of the 30th day of June, 2017 (as at any time amended, modified, supplemented or restated, including by that certain Loan Modification Agreement and Amendment to Loan Documents dated as of November 14, 2017 and by that certain Loan Modification Agreement and Amendment to Loan Documents dated as of December 31, 2017, the “Credit Agreement”), with Agent and Lenders, pursuant to which Agent and Lenders have agreed to extend to Original Borrowers, a revolving line of credit in the maximum principal amount of $30,000,000, subject to the terms and conditions contained therein and as such revolving line may be increased from time to time (the “Line of Credit”) and a term loan in the amount of $50,000,000, subject to the terms and conditions contained therein and such term loan may be increased from time to time (the “Term Loan” and together with the Line of Credit, the “Loans”). The Loans are evidenced by, among other things, the Notes and the other Loan Documents as defined in the Credit Agreement. The Loans are guaranteed by the guaranty (the “Guaranty”) of the Guarantor as set forth in the Credit Agreement. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Concurrent herewith, Holdings is purchasing all of the Equity Interests of the Scruggs Company, and as a result, Original Borrowers and the Scruggs Company have requested, and the Agent and Lenders have agreed, subject to the terms of this Agreement, that Scruggs Company shall be added to the Loan Documents as a “Borrower” thereunder.

Accordingly, the Borrowers, Guarantor, the Agent and Lenders have agreed that the Loan shall be modified, and that the Loan Documents shall be amended as set forth below.

A G R E E M E N T

NOW, THEREFORE, the parties, intending to be legally bound hereby, agree as follows, notwithstanding anything in the Loan Documents to the contrary:

A. Commitment Fee. Borrowers shall pay to Agent a fee in the amount of $55,000.00 ($38,500.00 of which shall be allocated to Agent and $16,500.00 of which shall be allocated to ServisFirst Bank), which shall be deemed earned as of the date of this Agreement, and shall be paid immediately upon execution of this Agreement.

B. Additional Term Loan Advance. Borrowers have requested that Agent and Lenders increase the aggregate Term Loan Commitment by an additional $22,000,000 in accordance with Section 2.10(b) of the Credit Agreement. As of the date hereof, Borrowers have repaid the Term Loan Commitment in amount equal to $7,500,000, and thus the outstanding principal balance of the Term Loan Commitment is $42,500,000. Agent and Lenders have agreed to increase the Term Loan Commitment by $22,000,000 on the terms and conditions set forth herein and in the Credit Agreement, and accordingly Compass Bank’s Term Loan Commitment amount shall be increased to $45,150,000, with $15,400,000 representing the additional Term Loan Commitment, and ServisFirst Bank’s Term Loan Commitment shall be increased to $19,350,000, with $6,600,000 representing the additional Term Loan Commitment. On the date of this Agreement, each Lender severally agrees on the terms and conditions set forth herein and in the Credit Agreement to fund a Term Loan Advance to Borrower in the amount of such Lender’s additional Term Loan Commitment. Such advance shall be on the same terms and conditions related to Term Loan Advances as set forth in the Credit Agreement, including without limitation, Section 2.01(b).

C. Amendment of Credit Agreement.

(i) The definition of “Borrowers” and “Borrower” shall be amended as follows: “Borrowers” shall include Holdings, Wiregrass Construction, Fred Smith Construction, FSC, Roberts Contracting, Everett Dykes and Scruggs Company, and “Borrower” shall refer to each such Borrower individually.

(ii) Section 1.01 shall be amended to include the following additional definitions:

“CP Guarantor” means Construction Partners, Inc., a Delaware corporation.

“Interest Accrual Period” means initially the period from the Closing Date up to but not including the first Interest Payment Date, and thereafter, each period from an Interest Period Commencement Date up to but not including the next subsequent Interest Period Commencement Date.

“LIBOR Reserve Percentage” means for any day, the percentage, as determined in good faith by Agent, which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) representing the maximum reserve requirement (including without limitation, supplemental, marginal and emergency reserve requirements, with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”)) of a member bank in such system.

“Scruggs Company” means The Scruggs Company, a Georgia corporation.

(iii) The definition of “Collateral Documents” shall be amended to include that certain Security Agreement dated of even date herewith executed by Scruggs Company in favor of Agent, and that certain Stock Pledge Agreement dated of even date herewith executed by Holdings in favor of Agent.

(iv) The definition of “Business Day”, “Consolidated EBITDA”, “Consolidated Fixed Charges”, Consolidated Interest Expense”, “Consolidated Lease Expense”, “Consolidated Leverage Ratio”, “Consolidated Net Income”, “Consolidated Subsidiary”, “Depreciation and Amortization”, “Interest Period”, “LIBOR”, “Revolver Sublimit” and “Term Loan Recourse Amount” set forth in Section 1.01 shall be deleted in their entirety and the following shall be substituted in place thereof:

“Business Day” means a day other than a Saturday, Sunday or a day on which Agent is closed for business; provided, that, for the purposes of determining LIBOR, the term “Business Day” shall also exclude any day on which commercial banks are not open for dealings in U.S. dollar deposits in the London interbank market.

“Consolidated EBITDA” means and includes, for CP Guarantor and its Consolidated Subsidiaries for any period, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b): (i) Consolidated Interest Expense for such period; (ii) Consolidated Lease Expense for such period; and (iii) Depreciation and Amortization for such period minus (c): (i) Taxes paid in cash for such period; and (ii) dividends and distributions paid out in such period, all determined on a consolidated basis in accordance with GAAP in each case for such period.

“Consolidated Fixed Charges” means, for any period, the sum of (a) Consolidated Interest Expense for such period (including all interest, whether accrued or paid, for such period on the Term Loan Advances and Revolver Advances owing or paid by Borrowers), (b) Consolidated Lease Expense for such period, and (c) all scheduled payments of principal in respect of the Term Loan Advances of Borrowers pursuant to Section 2.06 for such period (provided that for purposes of calculating the Fixed Charge Coverage Ratio on a pro forma basis if required by Section 6.04, the scheduled principal payment due on the Termination Date shall be deemed to be in an amount equal to $3,600,000 with respect to the Term Loan).

“Consolidated Interest Expense” means, for any period, interest, whether expense or capitalized, in respect of Debt of CP Guarantor or any of its Consolidated Subsidiaries during such period on a consolidated basis.

“Consolidated Lease Expense” means, for any period, all lease expenses of CP Guarantor or any of its Consolidated Subsidiaries outstanding during such period on a consolidated basis.

“Consolidated Leverage Ratio” means, on any date, the ratio of (a) total funded Debt of CP Guarantor and its Consolidated Subsidiaries on such date to (b) Consolidated EBITDA for the period of four consecutive Fiscal Quarters ended on such date (or, if such date is not the last day of a Fiscal Quarter, ended on the last day of the Fiscal Quarter most recently ended).

“Consolidated Net Income” means, for any period, the net income of CP Guarantor and its Consolidated Subsidiaries prior to the provision for Taxes as set forth or reflected on the most recent consolidated income statement of CP Guarantor and its Consolidated Subsidiaries prepared in accordance with GAAP.

“Consolidated Subsidiary” means, on any date, any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of CP Guarantor in its consolidated financial statements as of such date.

“Depreciation and Amortization” means, for any period, an amount equal to the sum of all depreciation and amortization expenses and other noncash charges of CP Guarantor and its Consolidated Subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP.

“Interest Period” means with respect to Euro-Dollar Borrowing, either a calendar month, two calendar months, three calendar months, six calendar months, nine calendar months (if available to all Lenders), or twelve calendar months (if available to all Lenders) (commencing on the day after the end of the previous Interest Period and ending on the last Business Day of the last calendar month of the Interest Period (each such date being an “Interest Period Commencement Date”), regardless of whether a Euro-Dollar Borrowing is outstanding on either date); provided that (a) the initial Interest Period applicable to Euro-Dollar Borrowings shall mean the period commencing on the Closing Date and ending on the last Business Day of the succeeding calendar month, and (b) the last Interest Period applicable to Euro-Dollar Borrowings under this Agreement shall end on the Termination Date. The Interest Period is for reference purposes only, and the interest rate applicable to any Euro-Dollar Borrowing may continue for a period that is longer or shorter than the Interest Period.

“LIBOR” means for each Interest Accrual Period, a rate per annum obtained by dividing (a) the London Interbank Offered Rate, as determined by ICE Benchmark Administration Limited (ICE) (or any successor or substitute therefor) for U.S. dollar deposits for such Interest Accrual Period as obtained by Agent from Reuter’s, Bloomberg or another commercially available source as may be designated by Agent from time to time, two (2) Business Days before the first day of such Interest Accrual Period, by (b) a number equal to 1.00 minus the LIBOR Reserve Percentage. Notwithstanding the foregoing, LIBOR shall not in any event be less than zero percent (0.00%).

“Revolver Sublimit” means, with respect to each Borrower set forth below, the following amounts:

Construction Partners:	$18,000,000.00
Wiregrass Construction:	$6,000,000.00
FSC:	$7,000,000.00
Fred Smith Construction:	$0.00
Roberts Contracting:	$3,000,000.00
Everett Dykes:	$3,000,000.00
Scruggs Company:	$5,000,000.00

“Term Loan Recourse Amount” means, with respect to each Borrower set forth below, the following amounts:

Wiregrass Construction:	$18,000,000.00
FSC:	$24,000,000.00
Fred Smith Construction:	$24,000,000.00
Roberts Contracting:	$11,000,000.00
Everett Dykes:	$3,600,000.00
Scruggs Company:	$25,000,000.00

(v) The definition of Term Loan Note shall be amended to include any amendment, modification, supplement or restatement of any Term Loan Note, including, without limitation, the Amendments to Term Loan Notes executed by Borrowers and Lenders in connection herewith.

(vi) The definition of “Adjusted LIBOR” shall be deleted in its entirety and any and all references in the Credit Agreement or any other Loan Document to “Adjusted LIBOR” are hereby amended to refer to “LIBOR.”

(vii) The definitions of “Euro-Dollar Reserve Percentage”, “Euro-Dollar Business Day” and “New York Business Day” shall be deleted in their entirety.

(viii) Section 2.06(c) shall be deleted in its entirety and the following new Section 2.01(c) shall be inserted in place thereof:

(c) The principal amount of the Term Loan Advances shall be repaid in installments on each Quarterly Payment Date commencing on June 30, 2018, each in the amount of $3,600,000; provided, however, that the entire amount of the outstanding Term Loan Advances shall be due and payable in full on the Term Loan Maturity Date.

(ix) Section 2.08(c) shall be deleted in its entirety and the following new Section 2.08(c) shall be inserted in place thereof:

(c) Borrowers shall pay to Agent for the account of Issuing Bank a letter of credit fee (the “LC Facility Fee”) with respect to each Letter of Credit equal to the greater of (i) $500 or (ii) the product of: (A) the face amount of such Letter of Credit, multiplied by (B) 0.25%. Such LC Facility Fee shall be due and payable on such date as may be agreed upon by Issuing Bank and Borrowers. Borrowers shall pay to Issuing Bank, for its own account, transfer fees, drawing fees, modification fees, extension fees and such other fees and charges as may be provided for in any LC Application Agreement or otherwise charged by Issuing Bank. No Lender shall be entitled to any portion of the LC Facility Fees or any other fees payable by Borrowers to Issuing Bank pursuant to this Section 2.08(c).

(x) Sections 5.01(a) and (b) shall be deleted in their entirety and the following new Sections 5.01(a) and (b) shall be inserted in place thereof:

(a) as soon as available and in any event within 120 days after the end of each Fiscal Year, consolidated balance sheets of CP Guarantor and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders’ equity and cash flows for such Fiscal Year, all audited by RSM US, LLP, or other independent public accountants reasonably acceptable to Agent, with such certification to be free of exceptions and qualifications not acceptable to the Required Lenders;

(b) as soon as available and in any event within 45 days after the end of each Fiscal Quarter, consolidated balance sheets of CP Guarantor and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related consolidated statements of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, which commencing with the Fiscal Quarter ending June 30, 2018, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer of Borrowers;

(xi) Section 5.01(d) shall be deleted in its entirety and the following new Section 5.01(d) shall be inserted in place thereof:

(c) simultaneously with the delivery of each set of financial statements referred to in clause (b) above, a certificate, substantially in the form of Exhibit E and with compliance calculations in form and content satisfactory to Agent (a “Compliance Certificate”), of the chief financial officer or other Responsible Officer of CP Guarantor (i) setting forth in reasonable detail the calculations required to establish whether the Loan Parties were in compliance with the requirements of Sections 5.04, 6.01 and 6.21 on the date of such financial statements, (ii) setting forth the identities of the respective Subsidiaries on the date of such financial statements, and (iii) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which Loan Parties are taking or propose to take with respect thereto;

(xii) Section 6.23 shall be deleted in its entirety and the new Section 6.23 shall be substituted in place thereof:

Limitation on Changes to Holding Company Status. Construction Partners and CP Guarantor shall not engage in any business or activity other than:

(a) the ownership of outstanding Equity Interests in Borrowers in the case of Construction Partners, and the ownership of outstanding Equity Interests in Construction Partners in the case of CP Guarantor;

(b) maintaining its respective corporate existence;

(c) participating in tax, accounting and other administrative activities as the parent of the consolidated group of companies including the Loan Parties;

(d) the performance of obligations under the Loan Documents to which it is a party;

(e) making any Restricted Payment permitted herein; and

(f) activities incidental to the businesses or activities described in (a) through (e).

(xiv) Article IX shall be deleted in its entirety and the new Article IX shall be substituted in place thereof:

ARTICLE IX

CHANGE IN CIRCUMSTANCES; COMPENSATION

SECTION 9.01. Inability to Determine Interest Rate; Ineffective Interest Rate. If Agent shall have determined that (a) adequate and reasonable means do not exist for ascertaining LIBOR as set forth herein, (b) LIBOR does not adequately and fairly reflect the effective cost to Lenders of making or maintaining Euro-Dollar Advances, or (c) the making, maintenance or funding of Euro-Dollar Advances based on LIBOR has been made impractical or unlawful, then, and in any such event, Agent may notify Borrowers of such determination. Upon such date as shall be specified in such notice, the Euro-Dollar Advances shall be converted to and shall continue as Base Rate Advances (and any future Advances hereunder shall be Base Rate Advances) unless and until such circumstances shall no longer exist and Agent shall have revoked such notice. If an event described in clause (a) of this Section exists and Agent has determined that such event is unlikely to be temporary in nature, Agent and Borrowers shall endeavor to establish an alternative rate of interest to LIBOR that gives due consideration to then prevailing market conventions for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 11.05, such amendment shall only become effective upon Agent’s receipt of written consent to such amendment by all Lenders.

SECTION 9.02. Illegality. If any Change in Law or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any Governmental Authority shall make it unlawful or impossible for any Lender (or its Lending Office) to make, maintain or fund its Advances using LIBOR and such Lender shall so notify Agent, Agent shall forthwith give notice thereof to the other Lenders and Borrower Agent, whereupon until such Lender notifies Borrower Agent and Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to fund Advances using LIBOR shall be suspended, and Agent shall have the right, in its sole discretion, to substitute an alternative index rate for LIBOR (and such rate, however determined, shall be referred to herein as “LIBOR” with respect to such Lender). Before giving any notice to Agent pursuant to this Section 9.02, such Lender shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its portion of the outstanding Advances using LIBOR to maturity and shall so specify in such notice the then outstanding principal amount of such Advances of such Lender shall be converted to an alternative index rate selected by Agent, in its sole discretion, for so long as such circumstances continue to exist, and such rate (however determined) shall be referred to herein as “LIBOR” with respect to such Lender.

SECTION 9.03. Increased Costs; Capital Adequacy Requirements. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Credit Party (except any reserve requirement reflected in the LIBOR Reserve Percentage); or

(ii) subject any Credit Party to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its advances, loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Credit Party or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Euro-Dollar Advances by such Credit Party or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Credit Party of making, converting to, continuing or maintaining any Euro-Dollar Advance or of maintaining its obligation to make any such Euro-Dollar Advance, or to increase the cost to such Credit Party of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Credit Party hereunder (whether of principal, interest or any other amount) then, upon request of such Credit Party, Borrowers will pay to such Credit Party such additional amount or amounts as will compensate such Credit Party for such additional costs incurred or reduction suffered.

(b) If any Credit Party determines that any Change in Law affecting such Credit Party or any lending office of such Lender or such Credit Party’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Credit Party’s capital or on the capital of such Credit Party’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Advances made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by any Issuing Bank, to a level below that which such Credit Party or such Credit Party’s holding company could have achieved but for such Change in Law (taking into consideration such Credit Party’s policies and the policies of such Credit Party’s holding company with respect to capital adequacy), then from time to time Borrowers shall pay to such Credit Party, as the case may be, such additional amount or amounts as will compensate such Credit Party or such Credit Party’s holding company for any such reduction suffered.

(c) A certificate of a Credit Party setting forth the amount or amounts necessary to compensate such Credit Party or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 9.03 and delivered to Borrower Agent shall be conclusive absent manifest error. Borrowers shall pay such Credit Party the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Credit Party to demand compensation pursuant to this Section shall not constitute a waiver of such Credit Party’s right to demand such compensation, provided that Borrowers shall not be required to compensate a Credit Party pursuant to this Section for any increased costs incurred or reductions suffered more than 270 days prior to the date that such Credit Party notifies Borrower Agent of the Change in Law giving rise to such increased costs or reductions and of such Credit Party’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270 day-period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 9.04. [Intentionally Omitted.]

SECTION 9.05. Compensation. Upon the request of any Lender, delivered to Borrower Agent and Agent, Borrowers shall pay to such Lender within 10 days of Borrower Agent receipt such amount or amounts as shall compensate such Lender for any loss, cost or expense incurred by such Lender as a result of:

(a) any payment or prepayment (pursuant to Sections 2.11, 2.12, 7.01, 9.03 or otherwise) of a Euro-Dollar Advance on a date other than the last day of an Interest Period for such Advance; or

(b) any failure by Borrowers to prepay a Euro-Dollar Advance on the date for such prepayment specified in the relevant notice of prepayment hereunder; or

(c) any failure by Borrowers to borrow a Euro-Dollar Advance on the date for the Borrowing of which such Euro-Dollar Advance is a part;

such compensation to include an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Advance (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Advance which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Advance provided for herein over (y) the amount of interest (as reasonably determined by such Lender) such Lender would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading lenders in the London interbank market (if such Advance is a Euro-Dollar Advance).

SECTION 9.06. Mitigation Obligations. If any Lender requests compensation under Section 9.03, or requires Borrowers to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, then such Lender shall (at the request of Borrowers) use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 9.03 or 2.13, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(xv) Each respective schedule attached to the Credit Agreement shall be amended to include the additional information set forth on the respective schedule attached hereto as Exhibit A.

D. Joinder by Scruggs Company. Scruggs Company hereby agrees that it is a “Borrower” under, bound by and required to perform all of the terms, covenants, conditions and agreements of “Borrower” or “Borrowers” under the Credit Agreement and Loan Documents, including without limitation the Notes, with the same force and effect as if Scruggs Company were an original signatory thereto on the Closing Date, and Scruggs Company hereby agrees to abide by and perform all of its obligations as a “Borrower” under the Credit Agreement and the other Loan Documents, including, without limitation, the Notes. Scruggs Company agrees and acknowledges that it will be that it shall be subject to all remedies reserved to Agent or Lenders in the Loan Documents in the event of any Event of Default thereunder. Each reference to “Borrower” or “Borrowers” in the Credit Agreement and the other Loan Documents shall be understood to mean and include Scruggs Company (along with the other Borrowers).

Scruggs Company represents and warrants that this Agreement has been duly executed and delivered by Scruggs Company and constitutes a legal, valid and binding obligation of Scruggs Company enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in proceeding at law or in equity). Scruggs Company agrees and acknowledges that it will be jointly and severally liable for the Obligations as set forth in Section 2.18, subject to any limitations set forth therein.

Scruggs Company hereby ratifies and affirms the representations and warranties set forth in the Loan Documents, including the representations and warranties set forth in Article IV of the Credit Agreement, and with respect to Section 4.23, Scruggs Company represents and warrants that its “location” (within the meaning of Article 9 of the UCC) is the State of Georgia.

Scruggs Company agrees to execute any and all additional documents required under the Credit Agreement or reasonably requested by Agent. Scruggs Company, jointly and severally with Borrowers and Guarantors, agrees to reimburse Agent and Lenders for their respective out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement, including reasonably fees, disbursements and other charges of counsel for Agent and Lenders.

Scruggs Company shall receive notices and other communications at the following address:

290 Healthwest Drive, Suite 2

Dothan, AL 36303

E. Conditions Precedent. Agent, Lenders, Borrowers and Guarantor hereby agree that this Agreement shall not be effective until the following conditions have been met:

(a) All conditions set forth in Section 3.02 have been satisfied;

(b) Receipt by Agent of a fully executed copy of this Amendment;

(c) Receipt by each Lender of an Amendment to Term Loan Note;

(d) Receipt by Agent of a Closing and Incumbency Certificate dated as of the date hereof, in form and content acceptable to Agent;

(e) Receipt by Agent of a Notice of Borrowing for the additional Term Loan Advance;

(f) the Security Agreement and the other Collateral Documents, each in form and content satisfactory to Agent, shall have been duly executed by the applicable Loan Parties and delivered to Agent and shall be in full force and effect and each document (including each UCC financing statement) required by law or reasonably requested by Agent to be filed, registered or recorded in order to create in favor of Agent for the benefit of Secured Parties, upon filing, recording or possession by Agent, as the case may be, a valid, legal and perfected first priority security interest in and Lien on the Collateral described in the Collateral Documents shall have been delivered to Agent; Borrowers shall also deliver or cause to be delivered the certificates (with undated stock powers executed in blank) for all Equity Interests pledged to Agent for the benefit of Secured Parties pursuant to the Pledge Agreement;

(g) Agent shall have received and found acceptable (i) all consents, approval, authorizations, registrations or filings required to be made or obtained by Borrowers in connection with this Agreement, (ii) evidence that such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods have expired, and (iii) evidence that no investigation or inquiry by any Governmental Authority regarding this Agreement, any credit facility set forth in this Agreement, or any transaction being financed with any Advance exists or is ongoing;

(g) Agent shall have received and found acceptable all documentation evidencing the transaction to purchase all Equity Interests of Scruggs Company by Holdings, and such transaction shall have closed (or shall close concurrent with the funding of the additional Term Loan Advance); and

(h) Agent shall have received evidence of the completion of an initial public offer by Guarantor.

F. Effect on Loan Documents. Each of the Loan Documents shall be deemed amended as set forth hereinabove and to the extent necessary to carry out the intent of this Agreement. Without limiting the generality of the foregoing, each reference in the Loan Documents to the “Note”, the “Credit Agreement”, or any other “Loan Documents” shall be deemed to be references to said documents, as amended hereby. Except as is expressly set forth herein, all of the Loan Documents and the Guaranty shall remain in full force and effect in accordance with their respective terms and all of the remaining terms and provisions of the Loan Documents and the Guaranty are hereby ratified and confirmed. Borrower agrees that Loan Documents shall continue to evidence, secure, guarantee or relate to, as the case may be, the Loans. Guarantor agrees that the Guaranty shall continue to secure the Loan.

G. Representations and Warranties. Each representation and warranty contained in the Loan Documents is hereby reaffirmed as of the date hereof. The Borrowers hereby represent, warrant and certify to Lenders that no Event of Default nor any condition or event that with notice or lapse of time or both would constitute an Event of Default, has occurred and is continuing under any of the Loan Documents or the Loan, and that Borrowers have no offsets or claims against any Lender arising under, related to, or connected with the Loan, the Credit Agreement or any of the other Loan Documents.

Guarantor hereby consents to the modifications, amendments and terms as described herein, and acknowledges, reaffirms and restates the continuing effect of its Guaranty and its obligations to Bank for the obligations of Borrower as set forth in its Guaranty. Guarantor hereby represents that Guarantor has no offsets or claims against Agent or Lenders arising under, related to or connected with the Credit Agreement or any of the other Loan Documents or otherwise. For the avoidance of doubt, the Guarantor hereby agrees and acknowledges that Section 10.13 of the Credit Agreement is not applicable to the Guarantor.

H. Additional Documentation; Expenses. If requested by Agent, Borrowers and Guarantor shall provide to Agent (i) certified resolutions properly authorizing the transactions contemplated hereby and the execution of this Agreement and all other documents and instruments being executed in connection herewith; and (ii) all other documents and instruments required by Agent; all in form and substance satisfactory to Agent. Borrowers shall pay any recording and all other expenses incurred by Agent and Borrowers in connection with the modification of the Loans and any other transactions contemplated hereby, including without limitation, any applicable title or other insurance premiums, survey costs, legal expenses, recording fees and taxes.

I. Release of Claims. The Borrowers acknowledge and confirm their obligations to the Lenders for repayment of the Loans and indebtedness evidenced by the Notes (the “Indebtedness”), and the Guarantor acknowledges and confirms its obligations to the Agent and the Lenders for the obligations of the Borrowers as set forth in its Guaranty. The Borrowers and the Guarantor further acknowledge and represent that they have no defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever (collectively, the “Loan Defenses” ) that can be asserted to reduce or eliminate all or any part of their liability to repay the Indebtedness to the Lenders. To the extent that any such Loan Defenses exist, and for and in consideration of the Lenders’ commitments contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, they are hereby fully, forever and irrevocably released.

By their execution below, for and in consideration of the Lenders’ commitments contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Borrowers and the Guarantor, for themselves and for their respective successors, executors, heirs, administrators, and assigns, each hereby acknowledge and agree that neither the Lenders, nor any of their officers, directors, employees, agents, servants, representatives, attorneys, loan participants, successors, successors-in-interest, predecessors-in-interest and assigns (hereinafter referred to collectively as the “Released Parties”) have interfered with or impaired the acquisition, collection, use, ownership, disposition, disbursement, leasing or sale of any of the collateral which secures the Loan (the “Collateral”), and that neither the Borrowers nor the Guarantor any claim of any nature whatsoever, at law, in equity or otherwise, against the Released Parties, or any of them, as a result of any acts or omissions of the Released Parties, or any of them, under the Loan Documents or in connection to the Loans or the Collateral prior to and including the date hereof. Each of the Borrowers and the Guarantor, for themselves and for their respective successors, executors, heirs, administrators, and assigns, hereby unconditionally waive and release the Released Parties, and forever discharge the Released Parties, of and from and against any and all manner of action, suits, claims, counterclaims, causes of action, offsets, deductions, breach or breaches, default or defaults, debts, dues, sums of money, accounts, deposits, damages, expenses, losses, liabilities, costs, expenses, any and all demands whatsoever and compensation of every kind and nature, past, present, and future, known or unknown (herein collectively, “Claims”) that the Borrowers, the Guarantor, or any of the Borrowers’, or any of the Guarantor’s successors, successors-in-interest, heirs, executors, administrators, or assigns, or any one of them, can or now have or may have at any time hereafter against the Released Parties, or any of them, by reason of any matter, cause, transaction, occurrence or omission whatsoever, which happened or has happened on or before the date of this Agreement, on account of or arising from or which is connected in any manner whatsoever with the Loans, the Indebtedness, the Collateral, the Loan Documents, any related documents, or any and all collateral which has served or is serving as security for the Loans or the Loan Documents, or which is related to any and all transactions and dealings with among Lenders, the Borrowers and/or the Guarantor, or any other matter or thing that has occurred before the signing of the Agreement, known or unknown. Any and all such Claims are hereby declared to be satisfied and settled, and the Borrowers and the Guarantor, for themselves and for their respective successors, executors, heirs, administrators, and assigns, each hereby discharge the Released Parties from any liability with respect to any and all such Claims.

J. Waiver of Trial by Jury. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER

LOAN DOCUMENT OR THE TRANSACTION CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

K. Counterparts. This document may be executed in any number of identical counterparts, each of which for all purposes is deemed an original, and all of which constitute collectively one (1) document and agreement, but in making proof of this document, it shall not be necessary to produce or account for more than one such counterpart, and counterpart pages may be combined into one single document.

This Agreement is intended to take effect as a sealed instrument.

[Remainder of this page is blank – signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective Responsible Officers effective as of the day and year first above written.

CONSTRUCTION PARTNERS HOLDINGS, INC., a Delaware corporation, formerly known as Construction Partners, Inc.		WIREGRASS CONSTRUCTION COMPANY, INC., an Alabama corporation

By:	/s/ R. Alan Palmer	By:	/s/ R. Alan Palmer
Name:	R. Alan Palmer	Name:	R. Alan Palmer
Title:	Vice President	Title:	Vice President

C. W. ROBERTS CONTRACTING, INCORPORATED, a Florida corporation		FRED SMITH CONSTRUCTION, INC., a North Carolina corporation

By:	/s/ R. Alan Palmer	By:	/s/ R. Alan Palmer
Name:	R. Alan Palmer	Name:	R. Alan Palmer
Title:	Vice President	Title:	Vice President

EVERETT DYKES GRASSING CO., INC., a Georgia corporation		FSC II, LLC, a North Carolina limited liability company

By:	/s/ R. Alan Palmer	By:	/s/ R. Alan Palmer
Name:	R. Alan Palmer	Name:	R. Alan Palmer
Title:	Vice President	Title:	Vice President

THE SCRUGGS COMPANY, a Georgia corporation

By:	/s/ R. Alan Palmer
Name:	R. Alan Palmer
Title:	Vice President

CONSTRUCTION PARTNERS, INC., a Delaware corporation, as a Guarantor

By:	/s/ R. Alan Palmer
Name:	R. Alan Palmer
Title:	Vice President

COMPASS BANK, as Agent, Issuing Bank and a
Lender

By:	/s/ John Brown
Name:	John Brown
Title:	Sr. Vice President

SERVISFIRST BANK, as a Lender

By:	/s/ B. Harrison Morris
Name:	B. Harrison Morris
Title:	President & CEO

Exhibit A

Credit Agreement Schedule Addenda

[See attached.]

Schedule 1.01

Collateral Locations

Leased Locations:

(a)	South 1/3 of Land Lot 523, 10th Land District, Berrien County, GA

(b)	Original Land Lot No. 522 in the 5th Land District, Berrien County, GA

(c)	Lots 398, 430 and 431 in the 9th Land District, Cook County, GA

Owned Locations:

(a)	Highway 135 South, Willacoochee, Berrien County, GA

(b)	GA Highway 41 South, Cordele, Crisp County, GA

(c)	4679 Old Highway 41 North, Hahira, Lowndes County, GA

(d)	321 Ross Road, Lenox, Cook County, GA

(e)	Highway 280 South, Mt Vernon, Montgomery County, GA

(f)	MJ Taylor Road, Adel, Cook County, GA

(g)	Maddox Road, Ochlocknee, Thomas County, GA

(h)	1778 Nine Dime Doctor Rd., Meigs, Thomas County, GA

Schedule 4.14

Equity Interests

The Scruggs Company

Stock Type	Authorized Shares	Issued Shares	Ownership of Shares	Certificate Number
Class A Voting	50,000	451	Construction Partners Holdings, Inc.	67
Class B Non-Voting	950,000	22,550	Construction Partners Holdings, Inc.	68

Schedule 4.18

Labor Matters

None

Schedule 4.26

Material Contracts

[See attached.]

Schedule 2.12: Listing of Contracts	added partial info on new jobs on 5/2/18

Job#	Job Name	Location	Project or contract Number	Contract Amount at Award	Completion Date at Award	LD’s / day	Lookup & Sum changes to ContractAmt	Current Contract Amount	Lookup & sum Changes to Completion Date	Current Contract Completion Date	Are there Notes Attached?	# of subs	$-Value of subs This Job	# of PO’s	$-Value of PO’s This Job
1879	GDOT - US B4/SR 38 EAST-10.162 miles widening/resurfacing	Clinch & Ware	Eds00-0084-00(023), Bhn00-0007703 (025)	$55,867,848.99	06/30/2018	$6,089.00	$6,456,275.75	$52,324,124.75	457	09/30/2019	see notes	15	$23,194,602.64	2	$543,829.68

1890	Lowndes Co BOC – paving various roads	Lowndes Co	Paving Various Roads	$1,198,100.00	?	?	$0.00	$1,198,100.00	0	?	see notes	1	$300,000.00	0	$0.00

1891	GDOT- OLD Hwy 133 Widening & resurfacing Berlin	Brooks Colquitt Co	STP00-0000-00(545)	$32,043,562.43	04/30/2018	$1,869.00	$3,216,759.64	$35,260,322.07	15	05/15/2018	_	13	$6,071,139.47	1	$242,047.94

1916	GDOT-NEW Hwy 133 Widening/Resurfacing MORVEN	Brooks Co	STP00-0000-00(544)	$26,708,417.83	10/31/2018	$1,869.00	$1,562,522.90	$28,270,940.73	0	10/31/2018	_	15	$6,002,866.11	8	$4,656,259.52

1933	Sub from McCoy Grading-Valdosta High School-asphalt paving	Lowndes Co	Lowndes Co	$1,221,340.42	Winter 2018	?	$0.00	$1,221,340.42	0	Winter 2018	_	1	$0.00	0	$0.00

1939	Sub from So Conc-GDOT-asph paving	Grady	0014177	$75,802.00	?	?	$0.00	$75,802.00	0	?	_	1	$0.00	0	$0.00

1946	GDOT-14.093 miles Micro Milling & Resurfacing I-75	Lowndes	M004806	$10,609,988.98	09/30/2017	$11,191.00	$0.00	$10,609,988.98	303	07/30/2018	see notes	5	$2,282,801.75	3	$1,093,791.99

1949	GDDT-Resurfacing SR 125	Berrien Lanier Lowndes	M004982	$1,120,494.24	01/31/2018	$247.00	$0.00	$1,120,494.24	0	01/31/2018	see notes	3	$98,673.00	1	$168,674.80

1957	Lowndes Co BOC-Resurface 5 county roads	Lowndes Co	Eng2017-01	$2,096,115.11	10/17/2017	?	$28,561.25	$2,124,676.36	257	07/01/2018	see notes	4	$127,557.50	1	$8,474.67

1960	Thomas Co BOC-Resurf co rds-Metcalfe, Hall, Airport, Harts Mill	Thomas Co	Resurf Co Rds-Metcalfe, Hall, Airport, Harts Mill	$1,397,662.31	11/09/2017	?	$1,200.00	$1,398,862.31	0	11/09/2017	see notes	1	$71,060.00	1	$295,320.00

1961	City of Thomasville-2017 SPLOST/LMIG	Thomas Co	2017 Splost/Lmig	$1,589,218.06	03/19/2018	?	$69,941.00	$1,629,159.06	12	03/31/2018	see notes	3	$786,187.00	1	$9,429.40

1963	Berrien Co BOC-2017 LMIG Resurfacing	Berrian	2017 Lmig Resurfacing	$898,815.00	10/28/2018	$300.00	$0.00	$898,815.00	0	10/28/2018	see notes	1	$28,126.25	0	$0.00

1964	GDOT-Resurface SR 37	Colquit	MDO5049	$2,317,469.81	06/30/2018	$391.00	$0.00	$2,317,469.81	0	06/30/2018	_	3	$195,099.62	1	$423,559.50

1966	GDOT-PVMT Preservation-Widening SR 135 (MM 0-6.921)	Lanier Co	4B4O0-Doo0000925	$506,422.69	?	?	$0.00	$505,422.69	0	?	see notes	1	$13,500.00	0	$0.00

1968	City of Camilla-paving improvements	Mitchell Co	Paving Improvements	$672,365.05	04/08/2018	$200.00	$0.00	$672,365.06	0	04/08/2018	_	2	$90,369.25	0	$0.00

1969	Tift Co BOC-Windy Hill & Oakridge Church Rd	Tift Co	Windy Hill & Oakridge Church Rd	$730,839.89	07/16/2018	$200.00	$0.00	$730,839.89	0	07/16/2018	_	2	$37,649.00	1	$94,808.42

1970	Lowndes Co Emergency Repair-Foxborough Subdivision	Lowndes Co	Emergency Repair- Foxborough Subdivision	$30,100.00	02/28/2018		$0.00	$30,100.00	0	02/28/2018	see notes	1	$0.00	0	$0.00

1971	Lowndes Co BOC – Stafford Wright Rd	Lowndes Co	Stafford Wright Rd	$2,691,185.03	08/23/2018	$500.00	$0.00	$2,691,185.03	0	02/23/2018	-	6	$1,479,197.50	1	$73,769.05

1972	GDOT-Pvmt Preserv-SR 90 (MM 0.00 to 6.0)	Irwin Co	4B4O0-Doo0001095	$362,120.83	?	?	$0.00	$362,120.83	0	?	see notes	1	$11,080.00	0	$0.00

1973	GDOT-Pvmt Preserv SR 90 (MM 6.00 to 11.7)	Irwin Co	4B4O0-Doo0001096	$366,705.05	?	?	$0.00	$366,705.05	0	?	see notes	1	$10,315.00	0	$0.00

1974	GDOT - Pvmt Preserv SR 135 LANIER & BERRIEN CO	Lanier, Berrien	4B4O0-Doo0001097	$361,887.04	?	?	$0.00	$361,887.04	0	?	see notes	1	$11,300.00	0	$0.00

1975	GDOT – Pvmt Preserv- Widen SR 135 (MM 5.50 to 10.75)	Berrian Co	4B4O0-Doo0001102	$306,148.92	?	?	$0.00	$306,148.92	0	?	see notes	1	$9,200.00	0	$0.00

1976	Grady Co BOC- Gainous Rd widen/resup	Grady Co	Gainous Rd Widen/Resurf	$131,923.15	07/16/2018	$200.00	$0.00	$131,923.15	0	07/16/2018	-	1	$5,487.50	0	$0.00

1977	Tift Co BOC – Moore Hwy Improvements	Tift Co	Moore Hwy Improvements	$1,069,763.94	10/16/2018	$200.00	$0.00	$1,069,763.94	0	16/10/2018	-	6	$244,972.00	1	$88,562.06

1979	Teramore Development - Dollar General	Lowndes Co	Statenville Hhaw Stone	$296,212.44	NA	$0.00	$0.00	$296,212.44	0	NA		7	$61,500.50	1	$1,915.94

1980	City of Cairo, LMIG/Street & Drainage	Grady Co	--	$1,157,720.57	12/01/2018	$200.00	$0.00	$1,157,720.57	0	12/01/2018		3	$147,490.00	4	$217,738.57

1981	GDOT-PVMT Preserv- Widen SR 7 9US 41)	Lowndes Co	4B4O0-DOT0001184	$156,944.47	90 Days After NTP/ Summer	$0.00	$0.00	$156,944.47	0	After NTP/ Summer		2	$23,310.80	0	$0.00

Schedule 2.12: Listing of Contracts	added partial info on new jobs on 5/2/18

Job#	Job Name	Location	Project or contract Number	Contract Amount at Award	Completion Date at Award	LD’s/ day	Lookup & Sum changes to Contract Amt	Current Contract Amount	Lookup & sum Changes to Completion	Current Contract Completion Date	Are there Notes Attached?	# of subs	S-Value of subs This Job	# of PO’s	S-Value of PO’s This Job
1982	City of Valdosta - Asphalt Patching	Valdosta	—	$11,242.61	Completed	$0.00	$0.00	$11,242.61	0	Completed		0	$0.00	0	$0.00
1983	Moutire Municipal Airport, Pvmnt Rehab & Taxlane Crack Seal	Colquit Co	—	$714,040.55	90 Days After NTP/ After march	$150.00	$0.00	$714,040.55	0	After NTP/ After march		3	$208,975.26	0	$0.00
1984	GDOT - Milling and Resrufacings SR 38 (Hwy 84)	Lowndes co	M005019 / M00636	$733,249.55	12/31/2018	$151.00	$0.00	$733,249.55	0	12/31/2018		4	$103,421.68	0	$0.00
1985	City of Ray City-2017 LMIG - Pauline St	Location		$67,397.30	mm/dd/yyyy	?	$0.00	$67,397.30	0	mm/dd/yyyy		0	$0.00	0	$0.00
1986	VALDOSTA COUNTRY CLUB-CART PATH RPR	Location		$0.00	mm/dd/yyyy	?	$0.00	$0.00	0	mm/dd/yyyy		0	$0.00	0	$0.00
1987	City of Lenox - Resurface East Revels St	Location		$59,758.11	mm/dd/yyyy	?	$0.00	$59,758.11	0	mm/dd/yyyy		0	$0.00	0	$0.00
1988	GDOT-Pvmt Preservation widen SR7(US41)	Location		$485,335.16	mm/dd/yyyy	?	$0.00	$485,335.16	0	mm/dd/yyyy		0	$0.00	0	$0.00
1989	GDOT-Pvtm Preservation widen SR135	Location		$611,340.25	mm/dd/yyyy	?	$0.00	$611,340.25	0	mm/dd/yyyy		0	$0.00	0	$0.00
1990	City of Nashville-LMIG Resurfacing 10 st	Location		$183,133.13	mm/dd/yyyy	?	$0.00	$183,133.13	0	mm/dd/yyyy		0	$0.00	0	$0.00
1991	City of Ashbum-LMIG Resurfacing	Location		$152,836.05	mm/dd/yyyy	?	$0.00	$152,836.05	0	mm/dd/yyyy		0	$0.00	0	$0.00
1992	LANGDALE POWERSPORTS	Location		$539,857.25	mm/dd/yyyy	?	$0.00	$539,857.25	0	mm/dd/yyyy		0	$0.00	0	$0.00
1993	Thomas Co BOC-Resuf & widening	Location		$3,678,712.51	mm/dd/yyyy	?	$0.00	$3,678,712.51	0	mm/dd/yyyy		0	$0.00	0	$0.00
1994	Berrien Co BOC-Off System Safety Stripe	Location		$15,895.48	mm/dd/yyyy	?	$0.00	$15,895.48	0	mm/dd/yyyy		0	$0.00	0	$0.00
1995	GDOT-PCCPvmmt Rehab Sidewalk SR 133 Lwds	Location		$460,809.47	mm/dd/yyyy	?	$0.00	$460,809.47	0	mm/dd/yyyy		0	$0.00	0	$0.00
1996	GDOT-PCCPvmnt Rehab Sidewalk SR 11 Echols	Location		$627,500.52	mm/dd/yyyy	?	$0.00	$627,500.52	0	mm/dd/yyyy		0	$0.00	0	$0.00
1997	Sub from A&K Realty Jacuzzi	Location		$134,400.00	mm/dd/yyyy	?	$0.00	$134,400.00	0	mm/dd/yyyy		0	$0.00	0	$0.00
1998	2018 LMIG Resurf, Lowndes BOC	Location		$1,582,919.75	mm/dd/yyyy	?	$0.00	$1,582,919.75	0	mm/dd/yyyy		0	$0.00	0	$0.00
1999	City of Morven - 2nd Str Grading & Drain	Location		$55,931.49	mm/dd/yyyy	?	$0.00	$55,931.49	0	mm/dd/yyyy		0	$0.00	0	$0.00
??	Titt Airport Apm Rehab	Location		$260,715.10	mm/dd/yyyy	?	$0.00	$260,715.10	0	mm/dd/yyyy		0	$0.00	0	$0.00

Schedule 4.30

Surety Obligations

[See attached.]

	STATUS per March 31 2018 reports
	for the month of Mar-18		STATUS OF JOB TO DATE						Note:“#” below indicates	Basis for Percent-Complete Adjustments
Bonded?	JOB	DESCRIPTION	TOTAL COST	ACTUAL BILLING	%-COMPLETE ADJUSTMENT	NET INCOME	% net actual	% net Asbid	billing <% compl % cost, % billed	REMAINING COST	REMAINING BILLING	Notes & Comments
Yes	1879	GDOT-US 84 EAST, Clinch/Ware Counties	28,728,536	37,270,145	(2,947,666)	5,593,944	19%	8%	55.6%, 60.4%	22,940,727.00	24,460,018.00	Underway, appears to be going well, see detailed analysis
Yes	1890	Lowndes Co BOC-paving various rds	304,966	364,647	(1,459)	58,222	19%	17%	30.6%, 30.7%	693,007.35	823,852.93	Mid-stages, no changes to%-net indicated, anticipate owner will have add’l ready to restart work Sum 2018, have beaten illegible on work done
Yes	1891	GDOT-Hwy 133 Widening - Berlin (Colo/Brooks)	25,130,271	25,948,321	+11,040	829,090	3%	7%	#82.9%, 82.8% #	5,192,415.00	5,374,761.00	Late Stages, will not make bidline budget, see detailed analysis
Yes	1916	GDOT-Hwy 133 Widening - Morven (Brooks)	17,319,675	20,345,730	(985,716)	2,040,339	12%	11%	71.6%, 75.3%	6,867,459.00	6,690,762.00	Mid Stages, good probability of beating the bidtime budget, see detailed analysis
Yes	1923	GDOT-Resurf SR520 (Hwy 82)	5,556,048	6,577,017	(5,913)	1,015,056	18%	12%	99.9%, 100.0%	5,000.00	0.00	Waiting on trailling costs, final acceptance. There is a punch list on the white topping & out subcontractor should be responsible finacially
Yes	1928	GDOT-SR 37 Resurfacing	1,400,637	1,732,356	(124)	331,595	24%	16%	100.0%, 100.0%	100.00	0.00	Waiting on trailling costs, final acceptance
No	1933	Sub from McCoy Grading-VHS asph pave	941,620	1,183,559	(1,256)	240,684	26%	19%	99.9%, 100.0%	1,000.00	0.00	Waiting on traling costs
Yes	1935	GDOT-HWY 319 (SR35) Milling/Resurf	11,507,207	13,898,496	(104)	2,391,185	21%	13%	100.0%, 100.0%	500.00	500.00	Waiting on changes order clarifying time. Should be a $0 Change
Yes	1938	Sub from Oxford-GDOT-US19 Median Crossov	1,819,620	2,454,035	(135)	634,280	35%	15%	100.0%, 100.0%	100.00	0.00	Waiting on trailing costs
No	1939	Sub from So Conc-GDOT-asph paving	152	—	+190	38	25%	25%	#0.3%, 0.0% #	60,434.45	75,802.58	No work yet, no changes to bidtimes estimate indicated
Yes	1945	GDOT-Resurfacing SR112	2,660,812	3,638,855	(19,901)	958,141	36%	16%	99.4%, 100.0%	15,000.00	500.00	Pending some shoulder work, waiting on trailing costs and final acceptance
Yes	1946	GDOT-Micro Mill/Resurface 1-75	212,028	995,031	(712,164)	70,839	33%	20%	2.7%, 9.4%	7,740,873.25	9,614,957.78	For Feb 2018, recognized clarifications and lowered final cost projection -$890K (i.e Raised Projected net). Planned restart May 1, 2018
Yes	1949	GDOT-Resurfacing SR 125	7,523	1,111,602	(151,899)	168,180	21%	15%	85.6%, 99.2%	132,702.50	9,000.00	Work near complete 3/31/18, but may have been under paid 120 +/ illegible, $8,892 in LD’S charged
Yes	1955	GDOT-Mill & Resurface Ashley Str (SRT)	2,479,456	3,602,764	+6,037	1,129,346	46%	15%	#99.9%, 99.8% #	2,000.00	8,948.00	Pending c/o should clear most of $10,948 LD’s
Yes	1957	Lowndes Co BOC-Resurf 5 County Rds	1,424,627	1,985,530	(19,454)	541,448	38%	18%	92.9%, 93.9%	108,295.33	130,000.00	Owner may add additional work, otherwise know work is complete
Yes	1961	City of Thomasville-2017 SPLOST/LMIG	1,115,442	1,567,421	(2,706)	449,273	40%	20%	99.8%, 100.0%	2,000.00	100.00	Waiting on final costs and acceptance, Billed 100% in Apil
Yes	1963	Berrien Co BOC-2017 LMIG Resurfacing	629,144	789,748	(46,944)	113,661	18%	18%	82.6%, 87.9%	132,138.69	109,067.23	Underway, seems to be going well
Yes	1964	GDOT-Resurface SR37 B3CBA1701622-0	11,824	-	+13,243	1,419	12%	12%	#0.6%, 0.0%#	2,057,264.36	2,317,469.81	No field work yet, no changes to bidtime estimate indicated
Yes	1966	GDOT-PVMT PRESEVATION-widen SR1 135	302,949	454,880	+5,002	156,933	52%	20%	# 91.0%, 90.0%#	30,000.00	50,542.27	Billed 90% thru March, punch list work planned for end of April
Yes	1968	City of Camilla -paving improvements	384,578	626,841	(184,420)	57,842	15%	15%	65.8%, 93.2%	199,881.52	45,524.53	Work began March 2018, Underway with no problems revealed, no illigible striping yet, May be complete on 4/30
Yes	1969	Tift Co BOC-Windy Hill & Oakridge Ch Rd	60,064	342,830	(276,786)	5,980	10%	10%	9.0%, 46.9%	604,602.87	388,010.08	Work just began March 2018 , Began final dressing on 4/25
Yes	1971	Lowndes Co BOC-Starfford Wright Rd	1,027,690	1,019,594	+ 100,920	92,824	9%	10%	# 41.6%, 37.9%#	1,442,832.00	1,674,073.00	Billings are still lagging costs, but analysis indicates it will catch up Assume - $40K illigible stored on side.

	STATUS per March 31 2018 reports
									Note “#” below
	for the month of		STATUS OF JOB TO-DATE						indicates	Basis for Percent-Complete Adjustments
	Mar-18		TOTAL	ACTUAL	%-COMPLETE	NET	% net	% net	billing < % compl	REMAINING	REMAINING
Bonded?	JOB	DESCRIPTION	COST	BILLING	ADJUSTMENT	INCOME	actual	Asbid	% cost, % billed	COST	BILLING	Notes & Comments
Yes	1972	GDOT-Pvmt Preserv-SR 90 (MM 0.00 to 6.0)	2,058	—	+ 2,304	246	12%	12%	# 0.6%, 0.0% #	321,351.01	362,120.83	No field work yet, no changes to bidtime estimate indicated, may be 100% on 4/30

Yes	1973	GDOT-Pvmt Preserv SR 90 (MM 6.00 to 11.7)	2,084	—	+ 2,335	251	12%	12%	# 0.6%, 0.0% #	325,205.50	366,705.05	No field work yet, no changes to bidtime estimate indicated, may be 100% on 4/30

Yes	1974	GDOT-Pvmt Preserv-SR 135 Berrien Lanier	259,689	361,887	(1,388)	100,810	39%	10%	99.6%, 100.0%	1,000.00	0.00	Billed 100% in Feb, but has March costs - also waiting on trailing costs, recognized beating estimate -$70K, should be 100% 4/30

Yes	1975	GDOT-PVMT PRESEY-WIDEN SR 135	218,717	306,149	(1,393)	86,039	39%	10%	99.5%, 100.0%	1,000.00	0.00	Billed 100% in Feb, but has March costs - also waiting on trailing costs, recognized beating estimate -$60K, should be 100% 4/30

Yes	1976	Grady Co BOC - Gainous Rd widen/resurf	86,126	124,258	(22,629)	15,503	18%	18%	77.0%, 94.2%	25,673.47	7,665.27	Work began March 2018, Underway with no problems illigible should be 100% 4/30

Yes	1977	Tift Co BOC-Moore Hwy Improvements	19,145	37,067	(15,971)	1,952	10%	10%	2.0%, 3.5%	951,660.03	1,032,696.82	Minimum field work to date, no changes to bidtime estimate indicated

No	1979	Teramore Development-Dollar General	201,943	296,212	(13,976)	80,293	40%	14%	95.3%, 100.0%	10,000.00	0.00	Billed 100% for March, but may have trailing costs in April

Yes	1980	City of Illigible- LMIG / Street & drainage	232,582	303,063	(35,538)	34,943	15%	15%	23.1%, 26.2%	773,920.90	854,657.24	Underway, starting in March

Yes	1981	GDOT-Pvmt Preservation-Widen SR7(US41)	10	—	+ 11	1	9%	9%	# 0.0%, 0.0% #	144,018.40	156,944.47	No field work yet, no changes to bidtime estimate indicated

Yes	1983	Moultrie Municipal Airport-Pvmt Rehab &T/W Crack Seal	4,054	—	+ 4,754	700	17%	17%	# 0.7%, 0.0% #	604,888.96	714,040.55	No field work yet, no changes to bidtime estimate indicated

Yes	1984	GDOT-Milling & Resurfacing SR38(Hwy84)	3,750	—	+ 4,199	449	12%	12%	# 0.6%, 0.0% #	651,105.46	733,249.55	No field work yet, no changes to bidtime estimate indicated

Yes	1985	City of Ray City-2017 LMIG - Pauline St	35,105	67,397	(2,762)	29,531	84%	28%	95.9%, 100.0%	1,500.00	0.00	Near 100% complete thru March, waiting on trailing costs

No	1986	VALDOSTA COUNTRY CLUB-CART PATH RPR	28,949	—	—	(28,949)	-100%	?	?? No Estimate	7,600.00	0.00	Will have April costs (at least $6600)

No	1987	City of Lenox - Resurface East Revels St	5	—	+ 6	1	18%	18%	# 0.0%, 0.0% #	50,533.19	59,758.11	No field work yet, no changes to bidtime estimate indicated

Yes	1988	GDOT-Pvmt Preservation widen SR7(US41)	2,757	—	+ 3,143	386	14%	14%	# 0.6%, 0.0% #	422,983.07	485,335.16	No field work yet, no changes to bidtime estimate indicated

Yes	1989	GDOT-Pvtm Preservation widen SR135	3,486	—	+ 4,009	523	15%	15%	# 0.7%, 0.0%#	528,141.82	611,340.25	No field work yet, no changes to bidtime estimate indicated

Yes	1990	City of Nashville-LMIG Resurfacing 10 st	934	—	+ 1,057	123	13%	13%	# 0.6%, 0.0%#	160,833.17	183,133.13	No field work yet, no changes to bidtime estimate indicated

Yes	1991	City of Ashbum- LMIG Resurfacing	1,009	—	+ 1,184	175	17%	17%	# 0.8%, 0.0%#	129,229.85	152,836.05	No field work yet, no changes to bidtime estimate indicated

No	1992	LANGDALE POWERSPORTS	3,697	—	+ 4,137	441	12%	12%	# 0.8%, 0.0%#	478,677.40	539,857.25	No field work yet, no changes to bidtime estimate indicated

Yes	1993	Thomaas Co BOC-Resuf & widening	18,761	—	+ 20,631	1,870	10%	10%	# 0.6%, 0.0%#	3,326,484.81	3,678,712.51	No field work yet, no changes to bidtime estimate indicated

No	1994	Berrein Co BOC-Off System Safety Stripe	3,505	—	+ 4,380	875	25%	25%	# 27.6%, 0.0%#	9,215.61	15,895.48	No field work yet, no changes to bidtime estimate indicated

2 of 3 pages

	STATUS per March 31 2018 reports
									Note “#” below
	for the month of		STATUS OF JOB TO-DATE						indicates	Basis for Percent-Complete Adjustments
	Mar-18		TOTAL	ACTUAL	%-COMPLETE	NET	% net	% net	billing < % compl	REMAINING	REMAINING
Bonded?	JOB	DESCRIPTION	COST	BILLING	ADJUSTMENT	INCOME	actual	Asbid	% cost, % billed	COST	BILLING	Notes & Comments
Yes	1995	GDOT-PCCPvmnt Rehab Sidewalk SR 133 Lwds	—	—	—	—	0%	20%	0.0%, 0.0%	383,932.54	460,809.47	No field work yet, no changes to bidtime estimate indicated
Yes	1996	GDOT-PCCPvmnt Rehab Sidewalk SR 11 Echols	—	—	—	—	0%	25%	0.0%, 0.0%	502,129.56	627,500.52	No field work yet, no changes to bidtime estimate indicated
No	1997	Sub from A&K Realty Jacuzzi	—	—	—	—	0%	26%	0.0%, 0.0%	106,285.32	134,400.00	No field work yet, no changes to bidtime estimate indicated
Yes	1998	2018 LMIG Resurf, Lowndes BOC	—	—	—	—	0%	8%	0.0%, 0.0%	1,472,446.13	1,582,919.75	No field work yet, no changes to bidtime estimate indicated
No	1999	City of Morwan - 2nd Str Grading & Drain	—	—	—	—	0%	19%	0.0%, 0.0%	47,173.49	55,931.49	No field work yet, no changes to bidtime estimate indicated
Yes	pending	Tift Airport Aprn Rehab	—	—	—	—	0%	22%	0.0%, 0.0%	213,459.23	260,715.10	No field work yet, no changes to bidtime estimate indicated

3 of 3 pages

Schedule 6.03

Loans and Advances

None

Schedule 6.05

Investments

None

Schedule 6.06

Debt

Debtor	Lender	Approximate Balance (4/30/2018)
The Scruggs Company	Komatsu Financial Limited Partnership	$121,463.08
The Scruggs Company	Komatsu Financial Limited Partnership	$138,814.96
The Scruggs Company	Komatsu Financial Limited Partnership	$128,718.86
The Scruggs Company	Caterpillar Financial Services Corporation	$192,047.47
The Scruggs Company	Caterpillar Financial Services Corporation	$250,838.47
The Scruggs Company	Paccar	$229,082.79
The Scruggs Company	GM Financial (2017 Chevrolet Sierra)	$32,089.76

Schedule 6.07

Liens

Debtor	Secured Party	Filing Number
The Scruggs Company	Komatsu Financial Limited Partnership	007-2016-001441
The Scruggs Company	Komatsu Financial Limited Partnership	007-2016-012253
The Scruggs Company	Komatsu Financial Limited Partnership	007-2017-019387
The Scruggs Company	Caterpillar Financial Services Corporation	067-2017-010094
The Scruggs Company	Caterpillar Financial Services Corporation	067-2018-000449
The Scruggs Company	Paccar	038-2018-005416
The Scruggs Company	GM Financial (2017 Chevrolet Sierra)	N/A

Schedule 6.10

Operating Leases

(a) Lease between Scruggs Company, Baldree Pike Creek Ranch, LLC (“Ranch”), and Renasant Bank, dated December 30, 2016, recorded with the Clerk of the Cook County, Georgia Superior Court as Instrument No. 61, Book 803, Pages 126-134 on January 13, 2017, with Ranch having taken the property subject to the original lease with Baldree Oakridge Farm I, LLC as the original lessor

(b) Lease between Scruggs Company, David Clint Nettles, and the United States Department of Agriculture, dated May 24, 2017, recorded with the Clerk of the Berrien County, Georgia Superior Court at Book 883, Pages 18-26

(c) Lease between Scruggs Company and George F. McCranie, IV and Katherine Elnita Davis dated April 18, 2017, recorded with the Clerk of the Superior Court of Berrien County, Georgia at Book 876, Page 263-270 on April 21, 2017